EXHIBIT 10.3


                                  June 14, 1999

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania  19424

PulsePoint Communications
6307 Carpinteria Avenue
Carpinteria, California  93013

Ladies and Gentlemen:

      The undersigned gives this letter in connection with the proposed merger (the "Merger") of PulsePoint Communications, a California corporation ("PulsePoint") with and into a wholly-owned subsidiary of Unisys Corporation, a Delaware corporation ("Unisys"). As an inducement and condition to Unisys' willingness to enter into the Agreement and Plan of Merger between Unisys, PulsePoint and Shellco Inc. (the "Merger Agreement"), the undersigned gives this letter agreement in favor of Unisys and PulsePoint.

      1. The undersigned agrees, subject to the satisfaction of the conditions set forth in paragraph 2 hereof and upon receipt of written notice delivered to the undersigned at the address set forth below (by facsimile or overnight courier) to the effect that such conditions have been satisfied, to promptly convert that percentage of its holdings of PulsePoint Series B Convertible Preferred Stock, no par value (the "Preferred Stock") that is equal to the lesser of (i) the percentage of Preferred Stock held by the Oak Entities (as such term is defined below) agreed to be converted by the Oak Entities pursuant to a substantially identical letter agreement dated as of the date hereof or
(ii) thirty-seven percent (37%), such conversion to occur in accordance with the terms of the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock of PulsePoint (the
"Certificate of Determination") prior to the record date (the "Record Date") established for the special meeting of PulsePoint shareholders at which the Merger will be considered (the "Special Meeting").

      2. The obligations of the undersigned set forth in paragraph 1 hereof shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent: (1) the registration statement containing the Proxy Statement/Prospectus to be prepared with respect to the Special Meeting will, in the reasonable judgment of PulsePoint and Unisys, be declared effective (such date, the "Effective Date") by the Securities and Exchange Commission (the "SEC") on or before July 30, 1999, and (2) the registration statement containing such Proxy Statement/Prospectus identifies a proposed closing date for the Merger to occur on or before August 31, 1999, and such Merger is reasonably expected to be consummated on or before such date.

      3. Unless otherwise agreed by the undersigned, Unisys and PulsePoint, if the Effective Date occurs or will occur on or before July 30, 1999, the Record Date shall be no later than July 30, 1999 and will not, in any case, be more than seven (7) calendar days prior to the date agreed upon by PulsePoint and Unisys as the likely date on which the registration statement containing the Proxy Statement/Prospectus will be declared effective by the SEC. In the event that the Effective Date is later than July 30, 1999, the undersigned shall no longer be required to convert its shares of Preferred Stock and the Record Date may be a date later than July 30, 1999.

      4. The undersigned has been informed that each of Oak Investment Partners V, Limited Partnership; Oak Investment Partners VII, Limited Partnership; Oak Investment Partners III, A Limited Partnership; Oak VII Affiliates Fund, Limited Partnership; Oak V Affiliates Fund, Limited Partnership; Bandel L. Carano (collectively, the "Oak Entities"); Citiventure 96 Partnership, L.P.; Chancellor Private Capital Offshore Partners II, L.P.; Chancellor Private Capital Partners III, L.P.; Chancellor Private Capital Offshore Partners I, C.V.; Microsoft Corporation and Frederick J. Warren have executed a letter agreement similar to that given hereto and gives this letter agreement in reliance thereon.


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Unisys Corporation
PulsePoint Communications
June 14, 1999
Page 2


      5. The shares of PulsePoint Common Stock, no par value (the "Common Stock") received upon conversion of the shares of Preferred Stock shall continue to be subject to the terms of the Voting Agreement dated as of the date hereof by and between Unisys and the undersigned (the "Voting Agreement").

      6. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principals of conflict of laws. The provisions of Section 5.12 of the Voting Agreement shall apply to this letter agreement.

      7. The undersigned agrees that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with its specified terms or were otherwise breached. The undersigned accordingly agrees that Unisys and PulsePoint shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

                                    By:_________________________
                                    Name:_______________________
                                    Title:______________________

                                    Address for notices:


                                    ____________________________
                                    ____________________________
                                    ____________________________
                                    Attn: ______________________
                                    Telephone:  ________________
                                    Facsimile:  ________________

ACKNOWLEDGED AND AGREED TO BY:

UNISYS CORPORATION, a Delaware
corporation

By:___________________________
Name:_________________________
Title:________________________

PULSEPOINT COMMUNICATIONS,
a California corporation

By:___________________________
Name:_________________________
Title:________________________



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